Exhibit 99.1

FPIC Insurance Group, Inc.
Reports Sale of Insurance Management Operations

JACKSONVILLE, Fla.--(BUSINESS WIRE)—October 2, 2006--FPIC Insurance Group, Inc. ("FPIC") (Nasdaq: FPIC - News) reported that it has completed the sale of its New York-based insurance management operations for $40.0 million in cash. The purchase price is subject to post-closing adjustment depending upon the level of working capital of the operations at closing. In addition, prior to the closing, FPIC received a distribution of nearly $6.0 million in cash from the operations.

FPIC estimates that it will recognize an after-tax gain of approximately $12.5 million on the transaction during the third quarter. The transaction was approved by FPIC’s board of directors. Sandler O’Neill & Partners, L.P. provided a fairness opinion to FPIC’s Board of Directors in connection with the transaction.

The operations were sold to AJB Ventures Inc., a corporation the principal stockholder of which is Anthony J. Bonomo, the business leader of the operations sold. The operations manage Physicians’ Reciprocal Insurers, a reciprocal insurer that is the second largest provider of medical professional liability insurance in the State of New York, and Pennsylvania Physicians Reciprocal Insurers, an insurance exchange that cedes 100 percent of its business to Physicians Reciprocal Insurers.

“While our New York-based insurance management operations have been an important part of our organization over the years,” said John R. Byers, President and Chief Executive Officer, “in recent years their relative size and strategic importance to us have diminished with the substantial growth and increased profitability of our core insurance underwriting operations. Given the unique characteristics and risks of the New York market, we felt that the time was right to exit our New York operations. The transaction we’ve completed allows us to exit on attractive terms based on our assessment of the operations’ prospects and risks.”

“We believe the operations were at the height of their profitability and franchise value,” remarked Byers. “The projected decrease in profitability is attributable to increasing expenses from significant growth over the past several years at PRI, the insurance company we managed, together with the decline or loss of certain sources of income, including the potential loss of significant income derived from institutional business written by PRI. The potential for PRI’s loss of this institutional business, and the attendant loss of income, is heightened as the New York medical professional liability insurance market comes under increased pressure from the lack of sufficient rate increases granted over the years and losses from mandatory participation in New York’s medical malpractice insurance pool. These financial pressures on the New York medical professional liability market in turn create political and regulatory risks and uncertainties, as the New York legislature and regulators are forced to deal with the issue.”

“Over the years,” continued Mr. Byers, “we’ve demonstrated our ability to convert our business strategies into strong financial results. The approximately forty-six million dollars in cash we received enhances our balance sheet strength and will be available to enhance our business. This includes supporting the growth in our core underwriting business. We remain confident that our strong capital position and long-standing expertise and relationships in the medical professional liability insurance industry will continue to afford us opportunities for profitable growth in attractive markets.”

“While we’ve chosen to exit the New York market based on its unique circumstances,” continued Byers, “we generally view management business as attractive, and the capital from the sale of our New York operations will also be available to support our ongoing strategic initiative of providing management services to self insured and other insurance organizations in Florida and other markets. Furthermore, the capital will be available for other corporate purposes beneficial to our shareholders, including possible share repurchases. We’ve repurchased shares from time to time in the past when we’ve had the opportunity to do so on terms beneficial to our shareholders, and we’ll continue to assess and take advantage of this strategy to the extent it serves our shareholders’ interests.”

“With our strong market and capital positions,” Byers concluded, “our opportunities and our committed management team and Board, we remain confident in our ability to continue to execute our business strategies and to build long-term shareholder value.”

In connection with the transaction, among other things, FPIC agreed to a two-year noncompetition agreement with respect to insurance management in New York and Pennsylvania. For a description of certain other arrangements entered into in connection with the transaction, please see FPIC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2006.

Following the transaction, FPIC’s operations will consist of its insurance segment, which through FPIC’s insurance and other subsidiaries provides medical professional liability insurance and related risk management services for physicians, dentists, and other health care providers in Florida and other states.

Conference Call Information

We will host a conference call at 11:30 a.m., Eastern Time, Tuesday, October 3, 2006, to review this transaction. To access the conference call, please dial (866) 825-3209 (USA) or (617) 213-8061 (International) and use the access code 13257769.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com. To access the call from FPIC's home page, click on "Investor Relations" and a conference call link will be provided to connect to the broadcast.

Questions can be submitted in advance of the call until 10:30 a.m., Eastern Time, Tuesday, October 3, 2006, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the "Investor Relations" page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:30 p.m., Eastern Time, Tuesday, October 3, 2006, and ending at 1:30 p.m., Eastern Time, Thursday, October 5, 2006. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 65639158. A replay of the conference call webcast will also be available beginning at 1:30 p.m., Eastern Time, Tuesday, October 3, 2006, on FPIC's website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; as to the value of our contract awards and programs; of beliefs or expectations; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i)	The effect on our insurance subsidiaries of changing market conditions that result from fluctuating cyclical patterns of the medical professional liability insurance business;
ii)
The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to self-insure or to practice without insurance coverage, related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)	The rates we charge for our products and services being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
v)	The actual amount of new and renewal business;
vi)	The uncertainties of the loss reserving process, including the occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
vii)	Business and financial risks associated with the unpredictability of court decisions;
viii)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits, in connection with the administration of insurance claims;

ix)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
x)	Developments in financial and securities markets that could affect our investment portfolio;
xi)	The impact of rising interest rates on the market value of our investments and our interest costs associated with our long-term debt;
xii)	The loss of the services of any key members of senior management;
xiii)
Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xiv)	Assessments imposed by state financial guarantee associations or other insurance regulatory bodies;
xv)
Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

xvi)	General economic conditions, either nationally or in our market areas, that are worse than expected;
xvii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xviii)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, including Item 1A. Risk Factors, and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the SEC on March 16, 2006; and

xix)	Other factors discussed within our Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 8, 2006.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Jacksonville, Florida
Investor Relations, Peggy Parks, 904-360-3605

For all your investor needs, FPIC is on the Internet at http://www.fpic.com.
You can also e-mail us at ir@fpic.com .